Exhibit 10.1

Execution Copy

MANUFACTURING AGREEMENT

(VANCOMYCIN)

This MANUFACTURING AGREEMENT (this “Manufacturing Agreement”) is entered into as of November 9, 2004 (the “Closing Date”), by and between ViroPharma Incorporated (“ViroPharma”), a corporation organized and existing under the laws of the State of Delaware, and Eli Lilly and Company (“Lilly”), a corporation organized and existing under the laws of the State of Indiana. ViroPharma and Lilly are sometimes referred to herein individually as a “Party” and collectively as “Parties”.

RECITALS

A. Lilly and ViroPharma have entered into an Assignment, Transfer and Assumption Agreement dated as of October 15, 2004 (the “Assignment Agreement”);

B. It is a condition precedent to the consummation of the transactions contemplated in the Assignment Agreement that the parties enter into this Manufacturing Agreement pursuant to which, subject to the terms and conditions set forth herein, ViroPharma wishes to have Lilly manufacture and supply certain pharmaceutical products for ViroPharma; and

C. Lilly wishes to manufacture and supply such products for and to ViroPharma.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Manufacturing Agreement, the following terms will have the meanings set forth below:

1.1	Capitalized terms not otherwise defined herein will have the meaning given to them in the Assignment Agreement.

1.2	“Assignment Agreement” will have the meaning set forth in the first Recital clause of this Manufacturing Agreement.

1.3	“Audit” means a review of facilities, processes, procedures and documents as described in Section 3.3 of this Manufacturing Agreement.

1.4	“cGMP” means current Good Manufacturing Practices pursuant to 21 C.F.R. § 11, 210, 211 et seq., as such may be amended from time to time.

1.5	“Closing Date” will have the meaning set forth in the first paragraph of this Manufacturing Agreement.

1.6	“Contract Period” will have the meaning set forth in Section 8.1.

1.7	“Disputed Marketed Product” will have the meaning set forth in Section 5.3(b).

1.8	“Equipment” means the equipment and machinery listed on Schedule 1.8 attached hereto.

1.9	“FDCA” means the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as may be amended from time to time, together with any rules and regulations promulgated thereunder.

1.10	“Forecast” will have the meaning set forth in Section 4.4.

1.11	“Initial Forecast” will have the meaning set forth in Section 4.4.

1.12	“Inventory” means the portion of Lilly’s finished goods inventory of Marketed Product (containing an expiration date of [***] or more) located in the Territory Three (3) days after the Closing Date (less the quantity of Lilly Finished Product Health Services Supplies) as set forth in Schedule 2.1 updated as provided in Section 2.1(b).

1.13	“Lilly Error” means any error due to the negligent performance, failure to perform or misconduct in the performance by Lilly or its Representatives of any obligation imposed upon or assigned to Lilly under this Manufacturing Agreement or the breach of any representation or warranty made by Lilly under this Manufacturing Agreement.

1.14	“Manufacturing Responsibility Document” or “MRD”, a copy of which is attached hereto as Schedule 1.14, sets forth additional written instructions regarding the manufacture and supply of Marketed Product. In the event of conflict between the terms of the MRD on the one hand, and the terms of the Assignment Agreement, this Manufacturing Agreement, or the Quality Agreement, on the other hand, the terms of the Assignment Agreement, Manufacturing Agreement or Quality Agreement, as applicable, will govern.

1.15	“Party” or “Parties” will have the meaning set forth in the first paragraph of this Manufacturing Agreement.

1.16	“Purchase Prices” will have the meaning set forth in Section 2.2.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.17	“Quality Agreement” means the agreement between the Parties, dated as of the Closing Date, which describes certain quality and regulatory responsibilities relating to the manufacture and release for sale of the Marketed Product by Lilly to ViroPharma. The Quality Agreement will be compiled and agreed upon by the Parties prior to the Closing Date for execution and delivery at the Closing . The Quality Agreement will be subject to and not inconsistent with the terms of this Manufacturing Agreement and the Assignment Agreement, and in the event of conflict between terms of this Manufacturing Agreement or the Assignment Agreement, as applicable, on one hand, and the Quality Agreement on the other, this Manufacturing Agreement or the Assignment Agreement, as applicable, will govern. Sections of the Quality Agreement may be modified from time to time through the issuance of a revised section signed on behalf of each of the Parties by an authorized representative incorporating the modification and stating the effective date and revision number of the modification; provided, however, that no such modification will be inconsistent with the terms of this Manufacturing Agreement and the Assignment Agreement, and in the event of conflict between such modifications, on the one hand, and this Manufacturing Agreement or the Assignment Agreement, on the other, this Manufacturing Agreement or the Assignment Agreement, as applicable, will govern. A reference to “MRD/Quality Agreement” in this Manufacturing Agreement will mean the MRD and/or Quality Agreement as the context requires.

1.18	“Specifications” means the specifications for manufacturing and packaging the Marketed Product as set forth in the Marketed Product NDA and in Schedule 1.18 attached hereto.

1.19	“Supply Team” will have the meaning set forth in Section 10.1.

1.20	“Territory” means the fifty (50) states and the District of Columbia and any territories and commonwealths constituting the United States of America, including Puerto Rico.

1.21	“Third Person Supply Chain” means the supply of Marketed Product by Third Persons listed on Schedule 1.21 (“Third Party Suppliers”) which companies have entered into an agreement with Lilly with respect to manufacturing and supply commitments for the Marketed Product (“Lilly Third Person Supply Chain Agreements”).

1.22	“Transition Period” means the period of time beginning on the Closing Date during which Lilly will provide transition services to ViroPharma pursuant to the Transition Services Agreement.

ARTICLE 2

PAYMENTS; PURCHASE AND PRICE OF PRODUCT; EQUIPMENT;

CERTAIN TRANSITION MATTERS

2.1	Purchases During Transition Period.

(a) Purchase. During the Transition Period, ViroPharma will purchase and Lilly will sell to ViroPharma the Inventory for distribution and sale in Territory at the times and in the amounts set forth in the Transition Services Agreement. Lilly represents and warrants that Schedule 2.1 (which shall be delivered within 3 days following the Closing Date) is a complete and accurate list and description of the Inventory as of the Closing Date by lot (including a denotation of whether it is a full or partial lot) and expiration date.

(b) Inventory. [***], ViroPharma will purchase and Lilly will sell to ViroPharma all remaining amounts of Inventory not previously sold to ViroPharma pursuant to subparagraph (a) above. At the time of such purchase and sale, Lilly will provide to ViroPharma, an updated Schedule 2.1 and a certificate, executed by a duly authorized representative of Lilly, certifying that such updated Schedule 2.1 is a complete and accurate list and description of the Inventory

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Use of Inventory. The quantity of Marketed Product comprising the Inventory and any inventory purchased during the term of the Transition Services Agreement will be applied towards ViroPharma’s minimum purchase requirements as set forth in Sections 4.1 and 4.4, below, and Lilly’s maximum supply obligations set forth in Sections 4.2, 4.4 and 4.5. Lilly will have no obligation to re-label or over-label the Inventory. ViroPharma will not re-label or over-label any Inventory. ViroPharma shall purchase the Inventory at the Purchase Price as defined in Section 2.2 below. Payment shall be made in accordance with Section 2.4. For quantities purchased during the Transition Period, payment shall be made in accordance with the Transition Services Agreement. At any time within 30 days following the end of the term of the Transition Services Agreement, representatives of ViroPharma shall have the right to physically inspect the Inventory purchased pursuant to subparagraph (b) above. To the extent that a variance exists between the quantity or quality of Marketed Product purported to be sold to ViroPharma and the actual quantity and/or quality shown by the inspection, the Parties agree to reconcile the difference within Thirty (30) days of ViroPharma providing notice to Lilly of such variance. The Parties shall mutually agree upon the procedures to be followed in any such inspection. Lilly acknowledges and agrees that ViroPharma is under no obligation to purchase from Lilly any Inventory that is not useable and saleable in the ordinary course or that does not otherwise meet the Specifications and other representations and warranties set forth in this Manufacturing Agreement.

2.2

Purchase of Marketed Product Following Transition Period. As of the end of the Transition Period and during the Contract Period, subject to the terms of this Manufacturing Agreement, Lilly will manufacture and supply Marketed Product (in addition to the Inventory) for and to ViroPharma during the Contract Period and ViroPharma will, during the Contract Period, purchase from Lilly Marketed Product for resale in the Territory. During the Contract Period, ViroPharma will pay the purchase prices for Marketed Product set forth on Schedule 2.2 attached hereto (the “Purchase Prices”). The expiration date with respect to all Marketed Product purchased by ViroPharma pursuant to this Section 2.2 will be no earlier than [***] from the date of shipment from Lilly to ViroPharma. The Purchase Prices exclude all applicable freight and insurance expenses in order for the Product to be shipped to ViroPharma in compliance with Section 4.7. On [***] the Purchase Prices shall automatically increase to the Purchase Prices set forth on Schedule 2.2 and shall be in effect until [***]. Any increase in Purchase Price after [***] will be determined in accordance with the procedure set forth in Section 8.8. Lilly will have no obligation to manufacture or package Marketed Product for ViroPharma in any presentation not set forth in Schedule 2.2. Schedule 2.2 lists Lilly’s and its Affiliates’ site where Marketed Product will be manufactured. Lilly shall not change the manufacturing site which supplies Marketed Product without the prior written consent of ViroPharma which consent shall not be unreasonably withheld.

2.3	Supply Chain.

(a) ViroPharma acknowledges that Lilly has executed and delivered to the parties thereto the Lilly Third Person Supply Chain Agreements. Lilly has provided ViroPharma with complete and accurate executed copies of the Lilly Third Person Supply Chain Agreements. Lilly shall use commercially reasonable efforts to assist ViroPharma in entering into agreements with the Third Party Suppliers on substantially similar terms, to those included in the Lilly Third Person Supply Chain Agreements for Marketed Product in the Territory (“ViroPharma Third Person Supply Chain Agreements”). In the event that ViroPharma is not able to enter into such agreements with the Third Party Suppliers on terms satisfactory to ViroPharma, Lilly shall assign the appropriate

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Lilly Third Person Supply Chain Agreements pursuant to the terms of a Cooperation Agreement between Lilly and ViroPharma attached hereto as Exhibit A. The effective date of purchases by ViroPharma under of the ViroPharma Third Person Supply Chain Agreements or assignment of the Lilly Third Person Supply Chain Agreements, if necessary, will be at Lilly’s discretion upon reasonable notice to ViroPharma but will occur no earlier than after the Third Person Supply Chain has all necessary Regulatory Approvals for the manufacture and supply of Marketed Product and shall be subject to Section 8.3(c). Section 8.8 of this Manufacturing Agreement provides for an emergency supply of Marketed Product in the event that there is a delay in ViroPharma being able to obtain Marketed Product pursuant to the Third Person Supply Chain. If the provisions of that Section 8.8 are invoked to extend Lilly’s supply obligation under this Manufacturing Agreement, the effective date of purchases by ViroPharma under Third Person Supply Chain or the assignment of the Third Person Supply Chain agreements, if necessary, will be after Lilly has fulfilled its supply obligations and the Third Person Supply Chain has obtained Regulatory Approval. Notwithstanding the foregoing, nothing in this Section is intended to extend the Contract Period if Regulatory Approval is not obtained.

(b) During the Contract Period, Lilly will use commercially reasonable efforts to establish the Third Person Supply Chain pursuant to the Lilly Third Person Supply Chain Agreements. Lilly will keep ViroPharma advised of all significant actions, including, without limitation, any deviation from the Project Agreement, in connection with the establishment of the Third Person Supply Chain, and will share information, consult with ViroPharma and include ViroPharma in all discussions in connection with any material decisions, including those regarding the development program; provided that Lilly shall not amend the Lilly Third Person Supply Chain Agreements without the prior written consent of ViroPharma, and that ViroPharma’s consent to any such amendment shall not be a defense to a claim of breach of representation and warranty by Lilly. Lilly has entered into a Project Agreement with one of the Third Person

Suppliers pursuant to the Master Agreement, as amended, between Lilly and such Third Person Supplier for the manufacture and supply of Marketed Product as described in the Project Agreement (“Project Agreement”). With respect to the Project Agreement, Lilly will be responsible for the Development Activity Costs and any Capital Reimbursement costs (as described in the Price Exhibit to the Project Agreement) that are due and owing prior to or as of the date that the Third Person Supply Chain receives Regulatory Approval (“Regulatory Approval Date”). Following such Regulatory Approval Date, ViroPharma will be responsible for all Development Activity Costs, Stability Costs and any Capital Reimbursement costs incurred (as described in the Price Exhibit to the Project Agreement). If payment for such costs incurred following the Regulatory Approval Date is due to such Third Party Supplier prior to assignment, Lilly will make such payment on behalf of ViroPharma, will invoice ViroPharma for the amount of such payment and provide to ViroPharma a copy of the invoice from such Third Party Supplier for such amount.

2.4	Terms of Payment. ViroPharma agrees to pay all invoices within [***] from the date of the applicable invoice, provided that all invoices are dated no earlier than the date of shipment of the applicable Marketed Product. ViroPharma shall make all payments to Lilly by Federal Reserve wire transfer to an account previously designated by Lilly in writing. All payments made under this Manufacturing Agreement will be made in United States currency. Any payments not made when due shall be subject to interest as provided in Section 2.4 of the Assignment Agreement.

2.5

Extension of Credit. ViroPharma acknowledges that Lilly will establish a credit line for ViroPharma to facilitate its purchases of the Marketed Product on the Forty[***] payment terms set forth in Section 2.4 and that Lilly may periodically review and adjust this credit line as it deems appropriate. In consideration for providing this credit line, ViroPharma agrees to provide Lilly, upon reasonable request, the financial information reasonably necessary for Lilly to perform credit reviews; provided, however, that if ViroPharma does not provide such information, or if Lilly’s analysis of that information does not meet Lilly’s standard credit approval guidelines, then Lilly will have the right to ask for cash in advance of shipment. Lilly also reserves the right to ask for cash in advance of shipment should ViroPharma experience a condition of insolvency, or if notice of intent to terminate has been issued pursuant to Section 8.2 of this Manufacturing Agreement. Lilly agrees and acknowledges that ViroPharma currently meets Lilly’s standard approval guidelines for a line of credit assuming purchases of the Purchase Maximums pursuant to the terms of this Manufacturing Agreement and Lilly has no current intention of asking ViroPharma for cash in advance of shipment and has no reason to believe that it will do so in the future.

2.6	Transition Services Agreement. Simultaneously herewith, the Parties shall execute and deliver the Transition Services Agreement pursuant to which, among other things, Lilly will provide warehousing, distribution and other transition services to ViroPharma, including sales and accounts receivable functions. During the term of the Transition Services Agreement, to the extent that any provision of this Manufacturing Agreement conflicts with the Transition Services Agreement, the Transition Services Agreement shall apply.

2.7	Equipment. Subject to the terms and conditions set forth herein and in the bill of sale, a form of which is attached hereto as Exhibit B (“Bill of Sale”), within [***] after the effective date of purchases by ViroPharma under Third Person Supply Chain Agreements or the assignment of the Third Person Supply Chain Agreements, Lilly shall, and shall cause its Affiliates to, assign, sell, convey, transfer and deliver to ViroPharma, and ViroPharma shall acquire, buy and accept from Lilly and its Affiliates, all of Lilly’s and its Affiliates’ right, title and interest in, to and under the Equipment, free and clear from all Encumbrances other than Permitted Encumbrances. Except as otherwise set forth herein, the Equipment is sold to ViroPharma “AS IS.” In

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

connection with ViroPharma’s purchase of the Equipment, Lilly shall execute and deliver a Bailee’s Subordination substantially in the form attached hereto as Exhibit C. During the period of time from the Closing Date until the date the Equipment is received by ViroPharma, Lilly shall maintain and insure the Equipment in the ordinary course. Lilly will notify ViroPharma when the Equipment is available and ViroPharma will make all arrangements for removal and shipment of the Equipment to ViroPharma at ViroPharma’s cost. If the Equipment is not removed from Lilly’s premises within [***] of the date that Lilly notifies ViroPharma that the Equipment is ready for removal, upon reasonable notice to ViroPharma, Lilly may dispose of the Equipment at Lilly’s discretion without obligation to ViroPharma.

ARTICLE 3

MANUFACTURING AND QUALITY

3.1	Manufacturing. Lilly will manufacture, package, label, test, prepare for shipment and ship Marketed Product to ViroPharma from Lilly’s facilities, or the facilities of a Third Person under subcontract with Lilly, at the times and in the quantities set forth by ViroPharma in a purchase order pursuant to Section 4.5, subject, however, to the quantity restrictions set forth in Sections 4.1, 4.2 and 4.4. Each shipment of Marketed Product: (i) will have been manufactured in accordance with cGMP in effect at the time of manufacture, (ii) will not be adulterated or misbranded by Lilly within the meaning of the FDCA, (iii) will not have been manufactured, sold or shipped in violation of any Applicable Laws in any material respect, and (iv) upon delivery to ViroPharma, ex works, Lilly’s loading dock will convey good title to such Marketed Product to ViroPharma and such conveyance will be free and clear of any Encumbrance other than any Encumbrances created by ViroPharma. Lilly acknowledges and agrees that ViroPharma is under no obligation to purchase from Lilly any Marketed Product that does not meet the specifications and the representations and warranties set forth in this Manufacturing Agreement. Lilly will fax (i) a certificate of analysis

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and/or a certificate of compliance confirming that such Marketed Product meets the Specifications then in effect, (ii) Lilly’s standard release documents and (iii) any other appropriate documentation, to be mutually agreed upon by the Parties, to ViroPharma no later than [***] after shipment of Marketed Product to ViroPharma.

3.2	Modifications.

(a) Proposed Modification. ViroPharma will inform Lilly in writing as soon as reasonably practical of any proposed modification to the (i) Specifications, or (ii) analytical requirements of the Marketed Product (“Modification”). For the purpose of this Section 3.2, the term Modification shall not include any proposed change to the Specifications that relates solely to the identification of the Parties, their respective tradenames and trademarks or Third Person manufacturers, packers or distributors on the Current Labeling or the New Labeling (as such terms are defined in Article 5); such changes shall be governed solely by Article 5. Lilly will cooperate with the implementation of such Modification by, among other things, informing ViroPharma in writing of the amount of any additional costs and expenses (including capital expenditures, regulatory and any other costs) Lilly would actually incur due to the Modification. If ViroPharma elects to adopt the Modification, ViroPharma will promptly reimburse Lilly for any required capital expenditures, regulatory and other costs associated with the Modification and the Purchase Price will be increased to reflect any increase in on-going Marketed Product manufacturing costs resulting from such Modification (exclusive of any indirect costs associated with capital expenditures actually paid for by ViroPharma), all as are agreed in writing by both Lilly and ViroPharma. Any assets acquired by Lilly on ViroPharma’s behalf pursuant to this Section 3.2 and paid for by ViroPharma will be owned by ViroPharma, maintained by Lilly in the normal course of business and, to the extent severable from Lilly’s facility without unreasonable damage or unreasonable disruption to such facility, returned to ViroPharma as soon as practicable after the termination or expiration of this Manufacturing Agreement.

ViroPharma will also promptly pay for any additional analytical tests or any other additional requirements resulting from such Modifications. Lilly shall work with ViroPharma to ensure that any Modification shall become part of the Third Person Supply Chain. If ViroPharma is unwilling to pay Lilly’s costs to implement such Modification or the increase in Purchase Price associated therewith, then ViroPharma will withdraw the proposed modification and the Specifications, analytical requirements or other matters proposed to be modified, as applicable, will remain in full force and effect.

(b) Restrictions. Lilly will follow the above-described procedure, including the payment of any capital expenditures, regulatory and other costs, if it proposes a Modification. Lilly will not implement any Modification (other than with respect to minor changes to secondary packaging not otherwise prohibited under Section 5.1) without ViroPharma’s prior written consent, which consent will not be unreasonably withheld. Either party will notify the other as soon as practical after becoming aware of any Modifications that are required by Applicable Law and that could have an impact on such party’s performance of this Manufacturing Agreement. Any Modifications that are required by Applicable Law will be deemed (and treated as) Modifications proposed by ViroPharma under this Section 3.2; provided, however, that if ViroPharma is not willing to pay for such Modification that is required by Applicable Laws as described in this Section 3.2 ViroPharma may terminate this Manufacturing Agreement as of the earlier of (i) the date Applicable Laws require the implementation of such Modification that is required by Applicable Laws, or (ii) thirty (30) days after written notice from ViroPharma to Lilly. Every proposed Modification will be treated separately.

(c) Additional Rights and Obligations. Lilly shall be obligated to make any and all Modifications which are required by Applicable Laws and shall use commercially reasonable efforts to make all other Modifications proposed under this Article 3. ViroPharma shall be responsible for the costs of such

Modifications. In no event will Lilly be required to make (or not to make) a Modification that is prohibited (or required) by applicable regulations or regulatory authorities. ViroPharma will have sole responsibility for obtaining any and all necessary regulatory approvals from the FDA for Modifications and for reporting any Modifications to the FDA as appropriate.

(d) Proposed Modifications. Except as set forth on Schedule 3.2(d), Lilly represents and warrants to ViroPharma that Lilly is not currently executing nor does Lilly have any reason to execute or consider, any Modification that would require the approval of or a filing with the FDA, including any change in Applicable Law. Lilly shall indemnify ViroPharma for any costs and expenses (including capital expenditures, regulatory and other costs) incurred due to any such Modification Lilly knew of or had reason to know about on the Closing Date.

3.3	Quality Control and Assurance; cGMP Audit.

(a) Quality Control and Assurance. Lilly will manufacture the Marketed Product in compliance with the Specifications. Lilly will perform quality control and quality assurance testing on the Marketed Product to be delivered to ViroPharma hereunder in accordance with the Specifications, cGMP and the MRD/Quality Agreement.

(b) Access to Lilly Facilities by ViroPharma Representatives. Upon no less than Thirty (30) days’ written notice to Lilly and no more than one time during each Calendar Year in the Contract Period, Lilly will permit ViroPharma to conduct an Audit of Lilly’s facilities during regular business hours for the purpose of making quality control inspections to assure cGMP compliance of the facilities used in the manufacturing, receiving, sampling, analyzing, storing, handling, packaging and shipping of Marketed Product, including, but not limited to, in the receipt, storage and issuance of raw materials, labeling and packaging components, and ingredients thereof. Notwithstanding the immediately preceding sentence, in the event of either (i) a rejection of Marketed Product by ViroPharma pursuant to Section 5.3, because of a failure to meet Specifications, (ii) a change in Manufacturing Site pursuant to 2.2(a), or (iii) a negative regulatory inspection that could impact Marketed Product quantity or supply of Marketed Product to ViroPharma, then ViroPharma will have the right to conduct additional Audits under the provisions of this Section 3.3 during the same Audit Period. In addition, Lilly shall notify ViroPharma immediately after a negative regulatory inspection that could affect the quality of the Marketed Product or supply of the Marketed Product to ViroPharma. Any ViroPharma representatives will be advised of the confidentiality obligations of Article 9, below, and will follow such security and facility access procedures as are reasonably designated by Lilly.

Lilly may require that at all times the ViroPharma representatives be accompanied by a Lilly representative and that the ViroPharma representatives not enter areas of the facility used in production of the Marketed Product at times other than when the production of Marketed Product is occurring to assure protection of Lilly or Third Person confidential information. Lilly will provide ViroPharma with a written response to any written Audit observations provided by ViroPharma as soon as reasonably practicable but in no event later than sixty (60) days of Lilly’s receipt thereof.

(c) Safety Procedures. Lilly will have responsibility for developing, adopting and enforcing safety procedures for the handling and production of Marketed Product by Lilly and the handling and disposal of all waste relating thereto. Such responsibilities will terminate as to Marketed Product upon delivery thereof to ViroPharma’s common carrier.

(d) Access to ViroPharma Facilities by Lilly Representatives. Upon no less than Thirty (30) days’ written notice to ViroPharma and no more than one time in a Calendar year during the Contract Period, ViroPharma will permit Lilly to conduct an Audit of the specific ViroPharma facilities used in the receiving, sampling, analyzing, storing, handling, packaging and shipping of Marketed Product during regular business hours for the purpose of making quality control inspections to assure cGMP compliance. Notwithstanding the immediately preceding sentence, in the event of a rejection of Marketed Product by ViroPharma pursuant to Section 5.3 below, because of a failure to meet Specifications, then Lilly will have an additional right to conduct an Audit under the provisions of this Section 3.3. Any Lilly representatives will be advised of the confidentiality obligations of Article 9, below, and will follow such security and facility access procedures as are reasonably designed by ViroPharma. ViroPharma may require that at all times the Lilly representatives be accompanied by an ViroPharma representative and that the Lilly representatives not enter areas of the facility unrelated to the Marketed Product. ViroPharma will provide Lilly with a written response to any written Audit observations provided by Lilly within sixty (60) days of ViroPharma’ receipt thereof; provided, however, that ViroPharma will have no obligation to further act upon such Audit, but will consider the Audit in good faith. Lilly acknowledges that the receiving, sampling, analyzing, storing, handling, packaging and shipping of the Marketed Product will occur at the facilities of a third party designated by ViroPharma, at its sole discretion. ViroPharma shall use commercially reasonable efforts to enter into an agreement with such third party which would provide access to Lilly on terms similar to those described in this Section 3.3(d). ViroPharma will have no further obligations to provide access other than what is agreed to with such third party and Lilly acknowledges that a third party may have additional terms, conditions and restrictions to those described in this Section 3.3(d). Such terms, conditions and restrictions shall supersede this Section 3.3(d).

3.4

Records and Accounting by Lilly. Lilly will, with respect to each lot of Marketed Product produced by it hereunder, for the longer of (i) any period required by Applicable Laws, or (ii) a period of one (1) year after the expiry of the expiration dating of such lot, keep accurate records of the manufacture and testing of the Marketed Product produced by it hereunder, including, without limitation, all such records which are required under Applicable Laws. Access to such records will be made available by Lilly to ViroPharma during normal business hours upon ViroPharma’s reasonable written request.

ARTICLE 4

PURCHASE OF PRODUCT; FORECASTS

4.1	Minimum Purchase Requirements. Without limiting ViroPharma’s purchase obligations described in Sections 2.1 and 2.2, above, ViroPharma will purchase from Lilly, at least [***] of Marketed Product during a Contract year in the Contract Period (the “Purchase Minimum”). For purposes of this Manufacturing Agreement, the term “kilogram” when used in the context of the weight of the Marketed Product means the kilograms of [***]. ViroPharma shall be released from its Purchase Minimum obligation in the event (a) that Lilly is unable to fulfill ViroPharma’s purchase orders in the quantities or on the timeline set forth in Section 4.4, (b) of a non-monetary breach by Lilly which cannot or is not cured within 45 days pursuant to Section 8.2 or (c) of a force majeure event pursuant to Section 12.14.

For purpose of determining the date upon which Marketed Product is purchased pursuant to the terms of this Manufacturing Agreement, the date of “purchase” of Marketed Product means the date upon which Lilly or a Third Person, as applicable, is obligated to deliver such Marketed Product to ViroPharma pursuant to this Manufacturing Agreement.

4.2	Maximum Purchase Amounts. Notwithstanding Lilly’s supply obligations described in Sections 2.1, 2.2 and 4.4, Lilly will not be required to supply ViroPharma with more than [***] of Marketed Product in any Calendar

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Quarter and no more than [***] of Marketed Product during a Calendar Year in the Contract Period. (the “Purchase Maximums”). For purposes of this Manufacturing Agreement, Lilly will be deemed to have “supplied” Marketed Product to ViroPharma on the date that Lilly has delivered Marketed Product to ViroPharma in accordance with Section 4.7, below.

4.3	Purchase of Product from Third Persons. Notwithstanding Section 4.2, if ViroPharma has purchased the Purchase Maximums from Lilly in a Calendar Quarter or Calendar Year, ViroPharma may, but will not be obligated to, request that Lilly provide additional quantities of Marketed Product in excess of the Purchase Maximums (“Additional Quantities”). Lilly will consider in good faith and use commercially reasonable efforts to supply Additional Quantities, including without limitation, run additional shifts, add additional personnel and work beyond normal business hours. Additional Quantities will be supplied to ViroPharma by Lilly at the current Purchase Price and the Parties will mutually agree on any additional costs. If Lilly indicates that it is unable to supply to ViroPharma such Additional Quantities or if ViroPharma does not request that Lilly produce the Additional Quantities, then ViroPharma will have the right to purchase such Additional Quantities of Marketed Product from a Third Person manufacturer, including, but not limited to, the Third Person Supply Chain; provided, however, that the purchase of Additional Quantities by ViroPharma from a Third Person manufacturer will not relieve ViroPharma of its obligation to satisfy the Purchase Minimum or purchase obligations set forth in Sections 4.1 and 4.4 from Lilly in any Contract Quarter or Contract Period, as applicable. If ViroPharma purchases any such Additional Quantities from a Third Person, ViroPharma will maintain, at its cost, all records required to identify the manufacturer of such Marketed Product.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.4	Forecasts.

(a) Forecasts Required. Upon the Closing Date and on or before the first day of each Calendar Quarter thereafter, ViroPharma will provide to Lilly ViroPharma’s estimate of the total quantity of Marketed Product to be delivered for the following Calendar Quarter and the remaining Calendar Quarters until [***], broken down into calendar months (each a “Forecast”). The initial Forecast is attached hereto as Schedule 4.4 (the “Initial Forecast”). All future Forecasts will be in substantially the same form, but not necessarily the same amounts as the Initial Forecast. Subject to Sections 2.2 (to the extent ViroPharma’s purchase obligation pursuant to Section 2.2 is greater than the purchase obligation described in this Section 4.4(a)), 4.1 and 4.2, during each of the first [***] of the Initial Forecast or the [***] following the Closing, which ever is longer, (i) ViroPharma will be obligated to purchase [***] of the quantities of Marketed Product forecasted, and (ii) Lilly will, subject to Section 4.2, above, be obligated to supply ViroPharma with quantity ordered by ViroPharma unless the quantity exceeds [***] of the quantities of Marketed Product forecasted. Purchase of such quantities will be made during the term of the Transition Services Agreement in accordance with its terms and thereafter such purchases will be made by Purchase Orders in accordance with Section 4.5. Thereafter, subject to Sections 2.2 (to the extent ViroPharma’s purchase obligation in Section 2.2 is greater than the purchase obligation described in this Section 4.4(a)), 4.1 and 4.2, above, during each Calendar Quarter, ViroPharma will be obligated to purchase [***] of the quantities of Marketed Product forecasted for such Calendar Quarter in the Forecast in which such Calendar Quarter was the third (3rd) Calendar Quarter of the Forecast, and Lilly will be obligated to supply ViroPharma with quantity ordered by ViroPharma unless the quantity exceeds [***] of the quantities of Marketed Product forecasted for such Calendar Quarter in the Forecast in which such Calendar Quarter was the [***] of the Forecast. Except as

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

otherwise specifically set forth in this Section 4.4 or elsewhere in this Manufacturing Agreement, the Parties agree that the Forecasts will be for general planning purposes only, and will not be binding on Lilly or ViroPharma.

(b) Unique and Unused Components or Materials. Reasonable quantities of unique components, or materials that are used in the manufacture of the Marketed Product, will be purchased by Lilly in reliance by Lilly on the Initial Forecast and each Forecast. If ViroPharma thereafter requests a decrease in the quantities previously forecasted for the Initial Forecast a Calendar Quarter in a Forecast in which such Calendar Quarter was the third Calendar Quarter of the Forecast that causes any obsolescence of any such unique components or materials purchased by Lilly in reliance on a Forecast, ViroPharma will be responsible to Lilly for the reasonable and direct costs and expenses actually incurred associated with said components or materials (including, but not limited to, any costs related to returning such components or material to the vendor or otherwise disposing thereof). Lilly shall keep ViroPharma reasonably advised as to the quantities of such excess unique components or materials used in the manufacture of the Marketed Product that are purchased by Lilly.

4.5	Purchase Orders. ViroPharma will purchase Marketed Product solely by written purchase orders, which purchase orders must be consistent with the quantity restrictions set forth in Sections 2.2, 4.1, 4.2 and 4.4, above. Such purchase orders must be for whole lot size quantities of Marketed Product as identified in Schedule 4.5 attached hereto. Each ViroPharma order will be governed by the terms of this Manufacturing Agreement, the Assignment Agreement and the MRD/Quality Agreement, and no terms or conditions of ViroPharma purchase orders, Lilly’s acknowledgement forms, or any other forms will be applicable except those specifying quantity ordered (subject to the quantity restrictions), shipment locations and invoice information. ViroPharma will submit each such written purchase order to Lilly at least [***] in

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

advance of the date specified in each purchase order by which delivery of the Marketed Product is required. Each purchase order will include quantity, delivery date and such other information as reasonably necessary to place a purchase order. Notwithstanding the foregoing, Lilly will use commercially reasonable efforts, but will not be obligated, to meet any request of ViroPharma for delivery of Marketed Product in less than [***], and further, Lilly will use commercially reasonable efforts, but will not be obligated, to accommodate any changes requested by ViroPharma in delivery schedules for Marketed Product following Lilly’s receipt of purchase orders from ViroPharma; provided, however, that Lilly may add to the Purchase Price Lilly’s incremental increase in the cost of such Marketed Product actually incurred by Lilly in accommodating ViroPharma’s requests pursuant to this sentence. Upon receipt and acceptance of each purchase order by Lilly hereunder, Lilly will supply the Marketed Product in such quantities (with any variances permitted hereunder) and will use commercially reasonable efforts to deliver such Marketed Product to ViroPharma on the delivery dates specified in such purchase order, unless otherwise mutually agreed to in writing by the Parties. Delivery by Lilly of greater than [***] of the quantity ordered will be accepted by ViroPharma in full satisfaction of the quantity ordered in such purchase order; provided, however, that no less than [***] of the quantity ordered is delivered by Lilly in any Calendar Quarter; provided, further, that ViroPharma will only be invoiced and required to pay for the quantities that Lilly actually delivers to ViroPharma and meets the Specifications, but the full purchase order will be applied to ViroPharma’s Purchase Minimums. Only such quantities that are actually received by ViroPharma and meet the Specifications will be applied to the Purchase Maximums.

4.6	Transfer of Manufacturing Responsibilities.

(a) Technical Assistance. In order to facilitate transfer of manufacturing responsibilities for Marketed Product to ViroPharma, the Third Person Supply Chain or to another Third Person manufacturer designated by

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ViroPharma, in addition to any time or other efforts necessary by Lilly to perform its obligations under Section 2.3, Lilly agrees to provide at no cost to ViroPharma other than the expenses described below, up to [***] of technical assistance to ViroPharma or its designee (the “Technical Assistance”). The Technical Assistance shall consist of the provision by Lilly of direct, person-to-person, expert assistance in transferring and explaining the Market Product, the Equipment and specific manufacturing and testing know-how. Any Technical Assistance requiring Lilly personnel to travel off-site shall be provided in minimum increments of [***]. Lilly also shall provide to ViroPharma or its Third Person designee, such documentation as is reasonably necessary to transfer the Marketed Product manufacturing responsibilities to ViroPharma or its Third Person designee and the time necessary for Lilly to provide such documentation shall not be counted against the above-referenced [***]. Any travel time relating to the provision of Technical Assistance shall not be counted against the above-referenced [***].

(b) Reimbursement. ViroPharma agrees to pay Lilly promptly all reasonable travel, room and board expenses incurred by Lilly personnel in providing the Technical Assistance. Lilly will invoice ViroPharma on a monthly basis for the expenses incurred during the previous calendar month. ViroPharma will pay such invoices in accordance with Section 2.4, above, except that ViroPharma will not pay such invoices by wire transfer if so instructed in writing, in advance by Lilly not to do so. Lilly’s obligation pursuant to this Section 4.6 will cease in the event this Manufacturing Agreement is terminated by Lilly pursuant to Sections 8.2 or 8.3(a) or (b).

4.7	Shipment of Marketed Product. Shipment of Marketed Product will be to [***] distribution center designated by ViroPharma. ViroPharma will select and pay the carriers to be used. Marketed Product will be shipped ex works Lilly’s loading dock, freight class, Class 70 (Class of Commodity for Food and Pharmaceutical Marketed Product) or as may otherwise be required pursuant to

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Applicable Laws. Title and risk of loss or damage to the Marketed Product will remain with Lilly to Lilly’s loading dock, at which time title to the Marketed Product will rest in, and risk of loss or damage to the Marketed Product will pass to, ViroPharma. ViroPharma shall be responsible for the costs of shipment and insurance from Lilly’s loading dock to the ViroPharma distribution center. For avoidance of any doubt, Lilly acknowledges that it will not make direct shipments to final customers.

ARTICLE 5

LABELING; TRADE DRESS; NON-CONFORMING PRODUCT

5.1	Labeling, Trade Dress and Packaging.

(a) Lilly will label, prepare and pack for shipment the Marketed Product (including the Inventory) in compliance with the NDA and cGMP and in accordance with the MRD/Quality Agreement.

(b) Lilly will label and package all Marketed Product with the labels, packaging, inserts and related materials used by Lilly as of the Closing Date (the “Current Labeling”) until the New Labeling has been provided to Lilly by ViroPharma and has been implemented pursuant to Section 5.1. Lilly shall not make any material change to the Current Labeling or the New Labeling (as applicable) or the branding of the Marketed Product itself (including, without limitation, change to the use and appearance of trademarks, trade names and trade dress) without the prior written consent of ViroPharma and shall not over-label the Current Labeling or New Labeling (as applicable).

(c) After the Marketed Product NDA has been transferred to ViroPharma, ViroPharma may modify the Current Labeling to reflect, among other things, changes in usage of the respective trade names and trademarks of the Parties and any Third Person manufacturers, packers or distributors or to otherwise create new or revised packaging, labeling, inserts or related materials for use in connection with the Marketed Products (the “New Labeling”). The Parties contemplate that ViroPharma’s name (or the name of an Affiliate of ViroPharma) will appear as the exclusive distributor of the Marketed Product and Lilly’s name will appear as the manufacturer of the Marketed Product (unless a Third Person manufactures any Marketed Product for Lilly, in which event such Third Person’s name will appear as the manufacturer of the Marketed Product). ViroPharma, at its expense, will provide Lilly with an electronic graphics file (a verified and approved “proof copy”) for any New Labeling and for any subsequent changes thereto. It is acknowledged by both Parties that ViroPharma is responsible for ensuring that the proof copy matches approved regulatory (FDA) text. Lilly shall implement any New Labeling and any subsequent changes thereto upon request by ViroPharma as soon as practicable after all applicable regulatory requirements with respect thereto have been met and in accordance with the provisions set forth in the MRD/Quality Agreement. For purposes of this Manufacturing Agreement and the MRD/Quality Agreement, “implementation” shall mean all the activities necessary to make New Labeling available for use for the final finishing (packaging) line.

(d) Lilly hereby grants to ViroPharma, for no additional consideration, a non-exclusive license to use the trademarks and or trade names owned by Lilly that are included in the Current Labeling solely to market, sell and promote the Marketed Product delivered by Lilly. The foregoing license will terminate, with respect to the Lilly logo, upon ViroPharma’s sale of all Marketed Product bearing the Current Labeling, including all such saleable returned Marketed Product. Lilly will not supply Marketed Products bearing the Lilly logo after the one (1) year anniversary of the Closing Date. It is the responsibility of ViroPharma to develop, and have available for use, the New Labeling by that deadline. Lilly will have no obligation to re-label or over-label any such Marketed Product packaged prior to the implementation of the New Labeling.

(e) The New Labeling and changes made thereto will be made in accordance with the procedures and timelines set forth in the MRD. ViroPharma will reimburse Lilly for any reasonable direct costs incurred by Lilly in order to implement the New Labeling and for any subsequent packaging and labeling change work required or otherwise requested by ViroPharma hereunder, including without limitation, commercially reasonable costs associated with the destruction of printed components rendered obsolete as a result of changes required by ViroPharma.

(f) The Parties acknowledge and agree that Lilly’s use of the Assigned Trademarks and Assigned Trade Dress (collectively the “Trademarks”) hereunder shall be for the sole purpose of its fulfillment obligations for the manufacture and supply of Marketed Product on behalf of ViroPharma and that such use of the Trademarks shall be in compliance with the strict quality control standards set forth herein. Lilly has no licensed right to use the Trademarks in the Territory without the written authority of ViroPharma. Prior to implementation of the New Labeling, Lilly shall use the Trademarks consistently and accurately, in the manner and form used by Lilly in connection with the Current Labeling and Marketed Product as of the Closing Date. With respect to the New Labeling and any subsequent changes thereto, Lilly shall use the Trademarks consistently and accurately, in the manner and form designated by ViroPharma.

5.2	Lot Numbering. Lilly’s lot numbers will be affixed on the containers for the Marketed Product and on each shipping carton in accordance with Applicable Laws.

5.3	Testing and Rejection of Delivered Marketed Product.

(a) Non-Conforming Marketed Product. ViroPharma will be entitled, at its cost and expense and using the test methods set forth in the NDA, to test any and all Marketed Product delivered to it hereunder to determine whether such

Marketed Product complies with the Specifications and the labeling requirements of Section 5.1. ViroPharma will use validated methods to test Marketed Product. ViroPharma will notify Lilly in writing promptly, and in any event not later than [***] after receipt thereof at a ViroPharma distribution center thereof if it rejects any Marketed Product delivered to it because such Marketed Product failed to meet the Specifications. If ViroPharma rejects any such Marketed Product Lilly and ViroPharma will conduct a joint investigation to determine the cause. Lilly shall have, at its request and at its expense, the opportunity to conduct its own tests on such rejected Marketed Product. Lilly will replace any properly rejected Marketed Product with Marketed Product which meets the Specifications within a commercially reasonable time and in any event, within [***] after ViroPharma’s notice of rejection and will deliver such replacement Marketed Product, at Lilly’s sole cost and expense, to ViroPharma. In addition, Lilly will, at Lilly’s sole cost and expense, arrange for all such rejected Marketed Product to be picked up promptly and, where applicable, destroyed in accordance with all Applicable Laws. ViroPharma will have no responsibility to Lilly for the Purchase Price of such nonconforming Marketed Product but will pay Lilly the Purchase Price for the replacement Marketed Product after delivery thereof in accordance with Section 2.4, above; provided, however, that to the extent ViroPharma previously paid for Marketed Product it properly rejected in accordance with this Section 5.3(a), ViroPharma will receive a credit against the Purchase Price for replacement Marketed Product if Lilly is able to supply same in accordance with this Manufacturing Agreement. Marketed Product properly rejected in accordance with this Section 5.3(a) will not be applied to the applicable Purchase Maximums or Purchase Minimums, or the purchase obligation set forth in Section 2.2, but replacement Marketed Product will be so applied.

(b) Disputed Marketed Product. Notwithstanding subsection (a), above, if following the joint investigation contemplated by (a) above, ViroPharma and Lilly disagree on whether any Marketed Product rejected by ViroPharma

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

pursuant to subsection (a), above, complies with the Specifications or on the methods for or results of testing of any of such rejected Marketed Product, an independent laboratory which is acceptable to both Parties will test the Marketed Product in dispute (“Disputed Marketed Product”) using the test methods set forth in the NDA, and any other applicable cGMP test method used by Lilly at the time the Disputed Marketed Product was manufactured, which tests will be validated by such laboratory independently. If such laboratory finds that the Disputed Marketed Product meets the Specifications, ViroPharma will pay the fees of such laboratory related to such testing and will promptly pay for the Disputed Marketed Product. If such laboratory finds that the Disputed Marketed Product fails to meet the Specifications, Lilly will pay the fees of such laboratory related to such testing and will promptly replace the Disputed Marketed Product in accordance with the preceding subsection (a). Both Parties hereby agree to accept and be bound by the findings of such independent laboratory.

ARTICLE 6

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LILLY

Lilly hereby represents and warrants to ViroPharma that, as of the date hereof:

6.1	Organization and Standing. Lilly is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana.

6.2	Powers and Authority. Lilly has all requisite corporate power and authority to execute, deliver, and perform this Manufacturing Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and thereto and to consummate the transactions contemplated herein and therein.

6.3	Corporate Action; Binding Effect. Lilly has duly and properly taken all action required by law, its organizational documents, or otherwise, to authorize the execution, delivery, and performance of this Manufacturing Agreement and the other instruments to be executed and delivered by it pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby. This Manufacturing Agreement has been duly executed and delivered by Lilly and constitutes, and the other instruments contemplated hereby when duly executed and delivered by Lilly will constitute legal, valid, and binding obligations of Lilly enforceable against it in accordance with its respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws.

6.4	Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority or any other Third Person is required in connection with the execution, delivery and performance of this Manufacturing Agreement, or any agreement or instrument contemplated by this Manufacturing Agreement, by Lilly or the performance by Lilly of its obligations contemplated hereby and thereby.

6.5	Brokerage. Except as set forth on Schedule 6.5, no broker, finder or similar agent has been employed by or on behalf of Lilly, and no Person with which Lilly has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Manufacturing Agreement or the transactions contemplated hereby.

6.6

Marketed Product Specifications. All of the Inventory purchased by ViroPharma pursuant to Section 2.1 above and all Marketed Product delivered by Lilly to ViroPharma hereunder will at the time it is delivered: (i) conform to the Specifications then in effect, (ii) have been manufactured in accordance with cGMP in effect at the time of manufacture, (iii) not be adulterated or misbranded within the meaning of the FDCA or any equivalent local legislation, (iv) not have been manufactured, sold or shipped in violation of any Applicable Laws in any material respect, and (v) upon delivery to ViroPharma pursuant to Section 4.7 of this Manufacturing Agreement, will convey good title to such Marketed Product to ViroPharma and such conveyance will be free and clear of any Encumbrance other than any Encumbrance created by ViroPharma or any of its Affiliates.

6.7	Not Debarred. Lilly and its employees are not debarred and has not and will not use in any capacity the services of any Person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, Lilly will immediately notify ViroPharma of such fact.

6.8	Applicable Laws. Lilly will comply with all Applicable Laws relating to its manufacture of the Marketed Product.

6.9	Implied Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, LILLY MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND LILLY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTY OF NONINFRINGEMENT OR EXCEPT AS OTHERWISE PROVIDED IN THIS MANUFACTURING AGREEMENT. Without limiting the foregoing, ViroPharma acknowledges that, the Assignment Agreement or the Transition Services Agreement, it has not and is not relying upon any implied warranty of merchantability, fitness for a particular purpose, non-infringement, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise) or the likelihood of commercial success of the Marketed Product after the date of this Manufacturing Agreement.

6.10	Equipment. Lilly has maintained the Equipment in good working condition and at all times has kept the Equipment insured in the ordinary course of business.

6.11	Third Party Supply Chain. Lilly has provided ViroPharma with all material information that ViroPharma would require to assess whether there is any impediment that would prevent the Third Party Supply Chain from obtaining all necessary Regulatory Approvals for the manufacture and supply of the Marketed Product on or before February 26, 2006. ViroPharma is aware that such Regulatory Approvals are subject to applicable regulatory requirements, studies and tests.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF VIROPHARMA

ViroPharma represents and warrants to Lilly that, as of the date hereof:

7.1	Organizations and Standing. ViroPharma is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

7.2	Power and Authority. ViroPharma has all requisite corporate power and authority to execute, deliver, and perform this Manufacturing Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and thereto and to consummate the transactions contemplated herein and therein.

7.3

Corporate Action; Binding Effect. ViroPharma has duly and properly taken all action required by law, its organizational documents, or otherwise, to authorize the execution, delivery, and performance of this Manufacturing Agreement and the other instruments to be executed and delivered by it pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby. This Manufacturing Agreement has been duly executed and delivered by ViroPharma and constitutes, and the other instruments contemplated hereby when duly executed and delivered by ViroPharma will constitute legal, valid, and binding obligations of ViroPharma enforceable against it in accordance with its respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws.

7.4	Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority or any other Third Person is required in connection with the execution, delivery and performance of this Manufacturing Agreement, or any agreement or instrument contemplated by this Manufacturing Agreement, by ViroPharma or the performance by ViroPharma of its obligations contemplated hereby and thereby.

7.5	Brokerage. No broker, finder or similar agent has been employed by or on behalf of ViroPharma, and no Person with which ViroPharma has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Manufacturing Agreement or the transactions contemplated hereby.

7.6	Not Debarred. ViroPharma is not debarred and has not and will not use in any capacity the services of any Person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, ViroPharma will immediately notify Lilly of such fact.

7.7	Applicable Laws. ViroPharma will comply with Applicable Laws relating to its distributing, marketing, promoting and selling of the Marketed Product.

ARTICLE 8

TERM OF MANUFACTURING AGREEMENT; TERMINATION

8.1	Term of Manufacturing Agreement. Unless sooner terminated or extended in accordance with this Article 8, this Manufacturing Agreement will take effect and commence on the Closing Date and continue in effect for a term that will expire on [***], unless extended or earlier terminated in accordance with this Manufacturing Agreement (the “Contract Period”).

8.2	Procedures for Suspension or Termination. A suspension of a Party’s obligations under this Manufacturing Agreement pursuant to Section 8.3(b) or a termination of this Manufacturing Agreement pursuant to Sections 3.2(b) and 8.3(a) or (c) shall not be effective unless the suspending or terminating Party complies with the following procedures:

The suspending or terminating Party will give the other Party prior written notice thereof, specifying in reasonable detail the alleged material breach or material default, and if such alleged material breach or material default continues unremedied for a period of forty-five (45) days with respect to monetary breaches or defaults or ninety (90) days with respect to non-monetary breaches or defaults after the date of receipt of the notification or, if the non-monetary material breach or material default reasonably cannot be corrected or remedied within ninety (90) days, then if (i) the defaulting Party has not commenced remedying said material breach or material default within said ninety (90) days and is diligently pursuing completion of same, or (ii) such material breach or material default has not been corrected or remedied within one-hundred twenty (120) days, then such suspending or terminating Party may immediately suspend its obligations under this Manufacturing Agreement pursuant to Section 8.3(b) or terminate this Manufacturing Agreement pursuant to Sections 3.2(a) and 8.3(a) or (c) by again providing written notification to the defaulting Party and such suspension or termination shall be effective as of the date that such notice was delivered to the other Party; provided that in the case of a termination of this Manufacturing Agreement by Lilly pursuant to Section 3.2(b), the effective date of any such or termination shall be in accordance with Section 3.2(b). ViroPharma shall be released from its Purchase Minimum and shall be free to use another supplier in the event of a material non-monetary breach or default by Lilly not cured within 45 days. This Section 8.2 will not be exclusive and will not be in lieu of any other remedies available to a Party hereto for any breach or default hereunder on the part of the other Party.

8.3	Termination or Suspension Following the Closing Date. Following the Closing Date, this Manufacturing Agreement may not be suspended or terminated by either Party, except as follows:

(a) Insolvency. Either Party may immediately terminate this Manufacturing Agreement by providing written notice to the other Party if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other Party or an involuntary petition for relief under the United States Bankruptcy Code is filed in a court of competent jurisdiction against the other Party which is not dismissed within thirty (30) days of its filing, or the other Party makes or executes any assignment for the benefit of creditors.

(b) Material Breach. Lilly may suspend its obligations under this Manufacturing Agreement in the event of a material breach or material default by ViroPharma of ViroPharma’s obligations to make any payments to Lilly under this Manufacturing Agreement or Sections 2.1(a) or 2,2 of the Assignment Agreement; provided that if ViroPharma cures such material breach or material default within the cure period provided in Section 8.2, then Lilly will be obligated to continue to perform thereafter its obligations under this Manufacturing Agreement.

(c) Termination on Notice. Lilly shall have the right to terminate this Manufacturing Agreement upon Ninety (90) days written notice after the Third Person Supply Chain has all necessary Regulatory Approvals for the manufacture and supply of Marketed Product and each of the Third Person Suppliers has delivered a certificate in form and substance reasonably acceptable to ViroPharma, that it is prepared to proceed with commercial manufacture or such other confirmation provided by Lilly and is acceptable to ViroPharma. Prior to such termination, the ViroPharma Third Person Supply Chain Agreement shall be effective or Lilly will assign to ViroPharma the Lilly Third Person Supply Chain Agreements as described in Section 2.3.

8.4	Effect of Termination. Upon termination of this Manufacturing Agreement for any reason (whether due to breach of either Party, expiration pursuant to Section 8.1 or otherwise), Lilly will furnish to ViroPharma a complete inventory of all work in progress for the manufacture of the Marketed Product and an inventory of all finished Marketed Product. Unless otherwise agreed to between the Parties, all stock on hand as of the effective date of termination of this Manufacturing Agreement will be dealt with promptly as follows:

(a) Product. Marketed Product manufactured and packaged pursuant to purchase orders received from ViroPharma and accepted by Lilly will be delivered by Lilly to ViroPharma, whereupon ViroPharma will pay Lilly therefore in accordance with the terms hereof;

(b) Work in Progress. Work in progress commenced by Lilly against accepted purchase orders from ViroPharma or work in progress or finished Marketed Product commenced or finished in reliance on the quantity of Marketed Product forecasted for the [***] in the Forecast delivered to Lilly on or before the [***] will be completed by Lilly and delivered to ViroPharma, whereupon ViroPharma will pay Lilly therefore in accordance with the terms hereof. Except as provided in

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

this Section 8.3, ViroPharma will have no obligation to purchase any quantity of Marketed Product forecasted for any other Calendar Quarter; and

(c) Cost Reimbursement. ViroPharma will reimburse Lilly for Lilly’s actual cost of raw materials (including packaging components) dedicated for use but not used in the manufacture of Marketed Product and raw materials dedicated for use but not used for Marketed Product that were purchased as a result of modifications to the Specifications, but only if such modifications are modifications for which Purchaser is obligated to pay under Section 3.2, provided that, Lilly purchased such raw materials in support of the then current Forecast and such raw materials cannot be returned by Lilly or used in other products manufactured by Lilly. At ViroPharma’s option and expense, Lilly will deliver to ViroPharma any raw materials paid for by ViroPharma under this provision (other than materials with Lilly’s name or any variation thereof appearing on them), FOB point of shipment.

(d) Payment. Notwithstanding Section 2.4, payment for all Marketed Product and other materials delivered to ViroPharma pursuant to this Section 8.5 will be deemed payable within [***] days of receipt of such Marketed Product and materials by ViroPharma.

8.5	Continuing Obligations. Termination of this Manufacturing Agreement for any reason will not relieve the Parties of any obligation accruing prior thereto or any antecedent breach of the provisions of this Manufacturing Agreement, and, except as otherwise set forth in Section 11.2 of this Manufacturing Agreement or in the Assignment Agreement, will be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Manufacturing Agreement. Without limiting the generality of the foregoing and in addition to the foregoing, no termination of this Manufacturing Agreement, whether by lapse of time or otherwise, will serve to terminate the rights and obligations of the Parties hereto under Articles 6, 7, 9, 11 and 12 hereof and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Sections 2.3, 3.4, 8.4, 8.5, 8.6, 10.2, 10.3 and 10.6(a) hereof, and such obligations will survive any such termination.

8.6	Non-Exclusive Remedies. Except as otherwise provided in Section 11.2 of this Manufacturing Agreement or the Assignment Agreement, the remedies set forth in this Section 8 or elsewhere in this Manufacturing Agreement will be in addition to, and will not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Manufacturing Agreement.

8.8	Emergency Supply. In the unlikely event that the Third Person Supply Chain has not received all necessary Regulatory Approvals for the manufacture and supply of Marketed Product prior to [***] or the certificate has not been delivered pursuant to Section 8.3(c), Lilly will continue to supply Marketed Product under the terms of this Manufacturing Agreement and the Contract Period shall be automatically extended until the earlier of (i) Ninety (90) days after receipt of all necessary Regulatory Approvals for the Manufacture and supply of Marketed Product by the Third Person Supply Chain, and after appropriate notice to ViroPharma pursuant to Section 8.3(a) or (ii) [***]. Any purchase orders delivered to Lilly by ViroPharma in the ordinary course during any extended Contract Period shall be filled by Lilly even if the delivery of such orders occur after the extended Contract Period has expired. The terms and conditions of this Manufacturing Agreement shall remain in full force and effect during such extension and (i) the price for Marketed Product and quantity of Marketed Product to be supplied during the emergency period supply would be negotiated but would not vary more than [***] of the then current supply prices and quantities supplied and (ii) purchase orders must be in whole lot quantities. Purchase Maximums shall not apply during then last two Calendar Quarters of any extension of the Contract Period pursuant to this Section 8.8 and Lilly shall use commercially reasonable efforts to supply Additional Quantities during any extension of the Contract Period.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If at any time during such period of emergency supply, Marketed Product becomes commercially available from the Third Person Supply Chain, and after required notice of termination as provided in Section 8.3(c) has been provided by Lilly to ViroPharma and the ViroPharma Third Person Supply Chain Agreements are effective or the Lilly Third Person Supply Chain Agreements have been assigned to ViroPharma by Lilly, Lilly’s obligations under this Manufacturing Agreement will terminate and all supply rights and obligations for the Territory will be transferred to the Third Person Supply Chain.

8.9	Mitigation of Damages. In the event of any breach of this Manufacturing Agreement by ViroPharma or Lilly, the other Party shall take reasonable actions to mitigate its damages and the costs and expenses of such mitigation shall be paid by the breaching party as a direct damage.

ARTICLE 9

CONFIDENTIALITY

Confidentiality of information will be provided under and pursuant to, and in accordance with the terms of, Article 9 of the Assignment Agreement, which terms of such Article 9 are by this reference incorporated herein and made a part of this Manufacturing Agreement, and all of which for purposes of this Manufacturing Agreement will survive any termination or expiration of the Assignment Agreement.

ARTICLE 10

ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

10.1

Supply Team. The Parties will form a team (the “Supply Team”) to oversee the activities contemplated by this Manufacturing Agreement. The Supply Team will be comprised of members appointed by Lilly and members appointed by ViroPharma. ViroPharma and Lilly will each appoint one of its members as that

Party’s lead and that individual will be the contact person for the other Party and will serve as the manufacturing representative and member of the Implementation Team referred to in Section 13.1 of the Assignment Agreement. The Supply Team may meet as reasonably needed and determined by the Supply Team as appropriate to conduct business, oversee the Marketed Product supply process and assure a smooth transition to the Third Person Supply Chain or any other third party manufacturer designated by ViroPharma.

10.2

Compliance with Law. Lilly will comply with all Applicable Laws relating to its manufacturing of the Marketed Product. ViroPharma will comply with all Applicable Laws relating to its distributing, marketing, promoting and selling of the Marketed Product. ViroPharma agrees and acknowledges that as owner of the NDA, except as set forth in the Transition Services Agreement, it will have sole responsibility for, among other things, adverse event reporting, product quality complaints, label maintenance, other regulatory reporting obligations, payment of any and all application and product fees applicable to the Marketed Product, payment of any and all establishment fees applicable to ViroPharma facilities, and medical and technical inquiries. Lilly and ViroPharma each will keep all records and reports required to be kept by Applicable Laws, and each will make its facilities available at reasonable times during regular business hours for inspection by representatives of governmental agencies. During the Contract Period and for two years thereafter, Lilly and ViroPharma each will notify the other within twenty-four (24) hours of receipt of any notice or any other indication whatsoever of any FDA or other governmental agency inspection, investigation or other inquiry, or other notice or communication of any type from a governmental agency, involving the manufacturing, selling, marketing, promoting, co-promoting and co-marketing of the Marketed Product in the Territory. ViroPharma and Lilly will cooperate with each other during any such inspection, investigation or other inquiry including allowing upon reasonable request a representative of the other to be present during the applicable portions of any such inspection, investigation or other inquiry and providing copies of all relevant documents. ViroPharma and Lilly will discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each will give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, Lilly will be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and ViroPharma will be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. The requirements set forth in this Section 10.2 shall not affect any other requirements set forth in the documents and agreements contemplated in the Assignment Agreement, including the Transition Services and the Pharmacovigilance Agreement.

10.3

Recall. Lilly and ViroPharma will each maintain such traceability records as may be necessary to permit a recall or field correction of the Marketed Product. If Lilly or ViroPharma is required or requested by any governmental authority, or if ViroPharma in its sole discretion otherwise elects, to recall any Marketed Product for any reason, ViroPharma will be responsible for initiating such recall after appropriate consultation with Lilly. If Lilly identifies or discovers a problem with a Marketed Product which has or may have been shipped to third parties, then Lilly will notify ViroPharma within twenty-four (24) hours in writing and by telephone to ViroPharma’s Vice President of Regulatory Affairs, whereupon ViroPharma will initiate the recall. Both Parties will cooperate fully with one another in connection with any recall. If Marketed Product distributed prior to the Closing Date is recalled, then Lilly will bear all costs associated with such recall. If any recall of Marketed Product distributed on or after the Closing Date is due to Lilly Error, Lilly will reimburse ViroPharma for (i) the Purchase Price(s) paid by ViroPharma for such recalled Marketed Product, and (ii) all of ViroPharma’s other reasonable direct costs and expenses actually incurred by ViroPharma in connection with the recall including, but not limited to, direct costs of retrieving Marketed Product already delivered to customers and costs and expenses ViroPharma is required to pay for notification, shipping and handling charges; provided, however, that for each such recall (a) ViroPharma will in good faith consult with Lilly and, to the extent commercially reasonable, implement Lilly’s recommendations on whether or how best to conduct the recall including, without limitation, the recall notification and retrieval of Marketed Product and (b) prior to any reimbursement hereunder, ViroPharma will provide Lilly with detailed supporting documentation of all costs and expenses for which reimbursement is being sought. If a recall of Marketed Product distributed after the Closing Date is not due to Lilly Error, ViroPharma will bear all costs associated with the recall, ViroPharma will remain responsible for the Purchase Price(s) for such Marketed Product and will reimburse Lilly for all of the reasonable direct costs and expenses described above actually incurred by Lilly (if any) in connection with such recall including, but not limited to, administration of the recall and such other reasonable direct costs as may be reasonably related to the recall.

10.4	Expenses. Lilly and ViroPharma will each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Manufacturing Agreement and, except as set forth in this Manufacturing Agreement, the performance of the obligations contemplated hereby.

10.5

Reasonable Efforts. Lilly and ViroPharma each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or proper to make effective the transactions contemplated by this Manufacturing Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of Governmental or Regulatory Authorities and other Persons (including, without limitation, all applicable drug listing and NDA notifications to the FDA identifying ViroPharma as a distributor of the Marketed Product); provided, however, that no Party will be required to (i) pay money (other than as expressly required pursuant to this Manufacturing Agreement or as implicitly required in order for a Party to carry out its obligations hereunder), or (ii) assume any other material obligation not otherwise required to be assumed by this Manufacturing Agreement.

In addition, ViroPharma hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to begin manufacturing Marketed Product as of the expiration of this Manufacturing Agreement including such actions as may be reasonably necessary to obtain approvals and consents of governmental Persons and other Persons (including, without limitation, all applicable drug listing and NDA notifications to the FDA identifying ViroPharma as a manufacturer of the Marketed Product). ViroPharma agrees that under no circumstances will Lilly have any obligation to Manufacture Marketed Product beyond the end of the Contract Period, including the period of emergency supply, regardless of whether ViroPharma has obtained an alternate source of supply.

10.6	Cooperation.

(a) Cooperation with Third Persons. If either Party becomes engaged in or participates in any investigation, claim, litigation or other proceeding with any Third Person, including the FDA, relating in any way to the manufacturing, selling, marketing, promoting, co-marketing or co-promoting the Marketed Product in the Territory, the other Party will cooperate in all reasonable respects with such Party in connection therewith, including using its reasonable efforts to make available to the other such employees who may be helpful with respect to such investigation, claim, litigation or other proceeding, provided that, for purposes of this provision, reasonable efforts to make available any employee will be deemed to mean providing a Party with reasonable access to any such employee at no cost for a period of time not to exceed twenty-four (24) hours (e.g., three (3) eight (8) hour business days) and provided that neither Party is required to disclose any legally privileged documents or information to the other

Party. Thereafter, any such employee will be made available for such time and upon such terms and conditions (including compensation) as the Parties may mutually agree.

(b) Cooperation with Third Person Manufacturer. If Lilly enters into an arrangement with a Third Person to manufacture Marketed Product for ViroPharma in accordance herewith, or if Lilly elects to transfer any portion of the manufacture of Marketed Product from one Lilly facility to another Lilly facility, then ViroPharma will cooperate in all reasonable respects with Lilly and such Third Person, if applicable, in obtaining any required FDA approvals. Lilly will reimburse ViroPharma for any reasonable costs incurred by ViroPharma in providing such assistance.

10.7	Conflicting Rights. Neither Party will grant any right to any Third Person that would violate the terms of, or conflict with, the rights granted by such Party to the other Party pursuant to this Manufacturing Agreement.

10.8	Deemed Breach of Covenant. Neither Lilly nor ViroPharma will be deemed to be in breach of this Manufacturing Agreement if such Party’s deemed breach is the result of any action or inaction on the part of the other Party.

ARTICLE 11

INDEMNIFICATION; INSURANCE

11.1	Indemnification and Insurance. Indemnification and insurance coverage will be provided under and pursuant to and in accordance with the terms of Article 11 of the Assignment Agreement, which terms of such Article 11 are by this reference incorporated in and made a part of this Manufacturing Agreement, and all of which for purposes of this Manufacturing Agreement will survive any termination or expiration of the Assignment Agreement.

11.2	Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR DAMAGES FOR LOST PROFITS, HOWEVER CAUSED OR UPON ANY THEORY OF LIABILITY (INCLUDING A PARTY’S OR ITS AFFILIATES’ OWN NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (OR THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY’S OR A PARTY’S AFFILIATES’ EMPLOYEES, AGENTS OR CONTRACTORS)), ARISING OUT OF THIS MANUFACTURING AGREEMENT OR THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, ANY OBLIGATIONS SET FORTH HEREIN.

11.3.	Exception to Limitation of Liability. The Limitation of Liability set forth in Section 11.2 above for losses shall not apply under the following circumstances and subject to the following restrictions: If Lilly intentionally or as a result of being willfully negligent does not fulfill its obligations described in this Manufacturing Agreement, in clear material breach of this Manufacturing Agreement, then, in such case, ViroPharma, may include as part of any damages it seeks against Lilly for such breach an amount not to exceed [***] the [***] as described hereafter. The [***] shall mean the amount of [***] amortized over a Twenty-Seven month period [***] and reduced each [***] after the Closing Date by the [***] amortized amount. This exception to the limitation of liability for losses shall terminate and be of no further force and effect upon the expiration or termination of the Manufacturing Agreement, except for a termination by ViroPharma due to a material breach by Lilly.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1	Successors and Assigns. This Manufacturing Agreement will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and assigns and any such successor or assign shall agree to be bound by the terms and conditions of this Manufacturing Agreement. This Manufacturing Agreement may be assigned without the consent of the other Party in connection with a sale, merger, consolidation or other business combination involving all or substantially all of such parties’ assets or capital stock in which the assuming Party is not the surviving Party (“Change of Control”). Except in connection with a Change of Control, neither Party may assign this Manufacturing Agreement without the prior written consent of the other, which consent may not be unreasonably withheld or delayed; provided further, that (i) ViroPharma will have the right without the consent of Lilly to assign ViroPharma’s rights under this Manufacturing Agreement as collateral in connection with the Financing or any subsequent or future financing, and (ii) either Party may assign its rights and obligations under this Manufacturing Agreement to any of its Affiliates, without the consent of the other Party. No assignment of this Manufacturing Agreement or of any rights hereunder will relieve the assigning Party from being primarily liable for any of the obligations or liabilities hereunder it would have had if it had not assigned this Manufacturing Agreement.

12.2

Subcontracting. Neither Party may subcontract any or all of its rights or obligations under this Manufacturing Agreement to any subcontractor or consultant without prior written consent of the other Party, which shall not unreasonably be withheld; provided, however, that either Party may subcontract any or all of its rights or obligations under this Manufacturing Agreement to any of its Affiliates without the consent of the other Party. Subject to the preceding sentence, the subcontracting Party will be fully responsible to the other Party for any portion of the services performed by the subcontractor or consultant to the same extent as if such portion of the services was performed directly by the subcontracting Party. ViroPharma

12.3	Notices. Unless otherwise stated in this Manufacturing Agreement as to the method of delivery, all notices or other communications required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered by hand, courier, facsimile or if mailed first class, postage prepaid, by registered or certified mail, return receipt requested (such notices will be deemed to have been given on the date delivered in the case of hand delivery or delivery by courier, on the date set forth in the confirmation sheet in the case of facsimile delivery, and on the fifth business day following the date of post mark in the case of delivery by mail) as follows:

If to Lilly, as follows:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Facsimile: (317) 433-3000

Attn: Vice President, Manufacturing

With a copy to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Facsimile: (317) 433-3000

Attn: General Counsel

If to ViroPharma, as follows:

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, PA 19341

Facsimile: (610) 458-2017

Attn: General Counsel

With a copy to:

Piper Rudnick LLP

6225 Smith Avenue

Baltimore, MD 21209-3600

Facsimile: (410) 580-3001

Attn: Howard S. Schwartz, Esq.

or in any case to such other address or addresses as hereafter will be furnished in a written notice as provided in this Section 12.3 by any Party hereto to the other Party.

12.4	Waiver. Any term or provision of this Manufacturing Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of Lilly or ViroPharma in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Lilly or ViroPharma of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

12.5	Entire Agreement. This Manufacturing Agreement, the Assignment Agreement, each of their appendices, exhibits, schedules and certificates, and all documents and certificates delivered in connection herewith and therewith constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements or understandings of the Parties relating thereto.

12.6	Amendment. This Manufacturing Agreement may be modified or amended only by written agreement of the Parties hereto signed by authorized representatives of the Parties.

12.7	Counterparts. This Manufacturing Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute a single instrument.

12.8	Governing Law. This Manufacturing Agreement will be governed and construed in accordance with the laws of the State of Delaware excluding any choice of law rules that may direct the application of the law of another state.

12.9	No Third Person Rights. No provision of this Manufacturing Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Manufacturing Agreement (except for the rights of a Party’s Affiliates and its and its Affiliates’ directors, officers and employees to receive indemnification from the other Party hereunder).

12.10

 Construction. The definitions in this Manufacturing Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.” “Or” is disjunctive but not necessarily exclusive. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Manufacturing Agreement unless the context shall otherwise require. All Exhibits and Schedules attached to this Manufacturing Agreement shall be deemed incorporated herein by reference as if fully set forth herein. Words such as “herein,” “hereof,” “hereto,” “hereby” and “hereunder” refer to this Manufacturing Agreement and to the Exhibits and Schedules, taken as a whole. Except as otherwise expressly provided herein: (a) any reference in this Manufacturing Agreement to any agreement means such agreement as amended, restated, supplemented or otherwise modified from time to time; (b) any reference in this Manufacturing Agreement to any law shall include corresponding provisions of any successor law and any regulations and rules promulgated pursuant to such law or such successor law; and (c) all terms of an accounting or financial nature shall be construed in accordance with U.S. generally-accepted accounting principles, as in effect from time to time. Neither the captions to Sections or subdivisions thereof shall be deemed to be a part of this Manufacturing Agreement.

12.11	Appendices, Exhibits, Schedules and Certificates. Each appendix, exhibit, schedule and certificate attached hereto is incorporated herein by reference and made a part of this Manufacturing Agreement.

12.12	No Joint Venture. Nothing contained herein will be deemed to create any joint venture or partnership between the Parties hereto, and, except as is expressly set forth herein, neither Party will have any right by virtue of this Manufacturing Agreement to bind the other Party in any manner whatsoever.

12.13	Severability. If any provision of this Manufacturing Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Manufacturing Agreement remains in effect, the legality, validity and enforceability of the remaining provisions will not be affected thereby.

12.14

 Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions set forth herein by reason of force majeure, including, by way of example and not of limitation, fire, flood, explosion, storm, strike, lockout or other labor dispute, riot, war, rebellion, accidents, acts of God, acts of governmental agencies or instrumentalities, failure of suppliers or any other similar or dissimilar cause, in each case to the extent beyond its control despite its commercially reasonable efforts to avoid, minimize, and resolve such cause as promptly as possible, said Party will (a) provide written notice of same to the other Party, and (b) subject to its following obligations with respect to said Party’s efforts to remove the disability, its obligations that are prevented from compliance by such force majeure are suspended, without liability, during such period of force majeure. Said notice will be provided within five (5) business days of the occurrence of such event and will identify the requirements of this Manufacturing Agreement or such of its obligations as may be affected. The Party prevented from performing hereunder will use commercially reasonably efforts to remove such disability as promptly as possible and will continue performance whenever such causes are removed. The Party so affected will give to the other Party a good faith estimate of the continuing effect of the force majeure condition and the duration of the affected Party’s nonperformance. If the period of any previous actual nonperformance of Lilly because of Lilly force majeure conditions plus the anticipated future period of Lilly nonperformance because of such conditions will exceed an aggregate of [***], ViroPharma may terminate this Manufacturing Agreement by prior written notice to Lilly. If the period of any previous actual nonperformance of ViroPharma because of ViroPharma force majeure conditions plus the anticipated future period of ViroPharma nonperformance because of such conditions will exceed an aggregate of [***], Lilly may terminate this Manufacturing Agreement by prior written notice to ViroPharma. When such circumstances as those contemplated herein arise, the Parties will discuss in good faith, what, if any, modification of the terms set forth herein may be required in order to arrive at an equitable solution.

12.15	Allocations of Capacity. If Lilly at anytime, pursuant to 12.14 or otherwise, is unable to fulfill the purchase orders of ViroPharma for Marketed Product in accordance with this Manufacturing Agreement, any necessary allocation of raw materials, facility systems or capacity used for the affected Marketed Product and any other product of purposes, will be made as between ViroPharma’s needs and the needs of any other Party to who Lilly has firm contractual obligations and /or Lilly or its Affiliates on a basis no less favorable than prorata on a volume basis.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.16	Other Third Person Suppliers. Notwithstanding anything to the contrary, at any time, ViroPharma shall have the right to qualify one or more third party suppliers to manufacture the Marketed Product in addition to Lilly and the Third Person Supply Chain.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Manufacturing Agreement as of the date first above written.

ELI LILLY AND COMPANY

By:	/s/ John C. Lechleiter

Printed Name: John C. Lechleiter

Title: Executive Vice President

VIROPHARMA INCORPORATED

By:	/s/ Michel de Rosen

Printed Name: Michel de Rosen

Title: Chief Executive Officer

Exhibit A

Cooperation Agreement

Exhibit B

Lilly Bill of Sale

BILL OF SALE

KNOW ALL BY THESE PRESENTS, that for [***] and other good and valuable consideration described in the Manufacturing Agreement (hereafter defined), the receipt and sufficiency of which are hereby acknowledged, Eli Lilly and Company, an Indiana corporation having offices at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly”), does hereby assign, sell, convey, transfer and deliver to ViroPharma Incorporated, a corporation organized and existing under the laws of the State of Delaware with offices located at 397 Eagleview Boulevard Exton, PA 19341 (“ViroPharma”), free and clear of Encumbrances other than Permitted Encumbrances, all of Lilly’s right, title and interest in and to the Equipment listed on Attachment 1 hereto.

This Bill of Sale is being delivered to ViroPharma pursuant to that certain Manufacturing Agreement between Lilly and ViroPharma dated the          day of                     , 2004 (the “Manufacturing Agreement”), and nothing herein shall be construed as modifying or superseding the terms of the Manufacturing Agreement, the Assignment, Transfer and Assumption Agreement between Lilly and ViroPharma dated the          day of                     , 2004, the Transition Services Agreement between Lilly and ViroPharma dated the day of , 2004, or any document or agreement contemplated by the Assignment Agreement, the Manufacturing Agreement or the Transition Services Agreement. Capitalized terms not otherwise defined herein will have the meaning given to them in the Manufacturing Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION COPY

IN WITNESS WHEREOF, the undersigned duly authorized representative of Lilly has executed this Bill of Sale effective as of this          day of                     , 2004.

ELI LILLY AND COMPANY

By:

Printed Name:

Title:

EXECUTION COPY

Attachment 1

Equipment

Description	Lilly ID Number
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Bailee’s Waiver

BAILEE’S SUBORDINATION

ViroPharma Incorporated, a Delaware corporation (hereinafter called the “Borrower”) from time to time has inventory owned by the Borrower stored at the facilities of Eli Lilly and Company (“Bailee”) located at Lilly Corporate Center, Indianapolis, IN 46240 (the “Facilities”). U.S. Bank National Association (hereinafter called the “Collateral Agent”) is the collateral agent for the holders (the “Holders”) of: (i) the 10% Senior Secured Bridge Notes due 2005 (as they may be amended, restated or modified or exchanged from time to time, the “Bridge Notes”) issued under the Indenture (as it may be amended, restated or modified from time to time, the “Bridge Indenture”) dated as of October 18, 2004 by and between Borrower and U.S. Bank National Association, as Trustee and (ii) the 6% Convertible Senior Secured Notes due 2005 (as they may be amended, restated or modified from time to time, the “2009 Notes,” and together with the Bridge Notes, collectively the “Notes”) issued under the Indenture (as it may be amended, restated or modified from time to time, the “2009 Indenture,” and together with the Bridge Indenture, collectively, the “Indentures”) dated as of the date of the receipt of approval of Borrower’s stockholders of such indenture by and between the Borrower and U.S. Bank National Association, as Trustee. Upon fulfillment of certain conditions set forth in the Bridge Indenture, the Bridge Notes shall be automatically exchanged for the 2009 Notes. Under the terms of the Security Agreement dated November , 2004 from the Borrower, as grantor, to U.S. Bank National Association, as collateral agent (as it may be amended, restated or modified from time to time the “Security Agreement”), the Notes are secured by, among other things, the following generally described property which is now or may from time to time in the future be stored at the Facilities: approximately 73,000 kilograms of polyethylene glycol 6000. All of the above-described property now or from time to time in the future securing the Borrower’s obligations to the Holders is referred to in this Bailee’s Subordination as the “Collateral”.

In order to induce the Holders to purchase the Notes, the Bailee agrees with the Agent:

The Bailee hereby subordinates its interest in, right or claim to and lien on the Collateral to the lien and security interest of the Collateral Agent and Holders therein, subject to the terms of paragraph 3 hereof.

The Bailee consents to the location of the Collateral at the Facilities. The Collateral Agent may, if it has the right to do so under the Indentures and/or Security Agreement, notify Bailee of its intent to possess the Collateral. Within ten (10) days, Bailee shall assemble the Collateral and deliver it to Collateral Agent at the loading dock at the Facilities at a mutually agreeable date and time.

The Collateral is and shall remain personal property and not a fixture or part of the Facilities.

The Bailee will notify any purchaser of the Facilities, or any party obtaining a future mortgage or other lien on the Facilities, of this Bailee’s Subordination. This Bailee’s Subordination shall be binding upon and inure to the benefit of the successors and assigns of the Bailee and Collateral Agent.

This Bailee’s Subordination shall be continuing, absolute and unconditional, with no act of any kind taken or not taken by the Collateral Agent or any Holder at any time to affect or impair this Agreement. This Bailee’s Subordination shall remain in full force and effect until the later of: (i) the Collateral Agent’s receipt of written notice from Borrower that it has removed the Collateral from the Facilities; (ii) payment in full in cash of the Borrower’s obligations under the Indenture in effect or (iii) the maturity date of the Notes in effect.

The Bailee is the owner of the Facilities and warrants that it has authority to execute and deliver this Bailee’s Subordination to the Collateral Agent for the benefit of the Holders. The Bailee acknowledges that this Bailee’s Subordination is and shall be effective upon its execution and delivery by the Bailee to the Collateral Agent, and by the Collateral Agent to the Bailee.

Bailee, Collateral Agent and Borrower acknowledge and agree that Bailee may deliver the Collateral to Borrower under the terms of the Assignment, Transfer and Assumption Agreement by and between Bailee and Borrower dated as of November     , 2004, and Borrower may remove the Collateral from the Facilities.

Dated this                      day of                     , 2004.

BAILEE:

ELI LILLY AND COMPANY

By:
Name:
Title:

Address:

Attention:

Fax No.:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Address:	One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Alison Nadeau
Fax No.: (617) 603-6553

BORROWER:

VIROPHARMA INCORPORATED

By:
Name:
Title:

Address:	397 Eagleview Boulevard
Exton, Pennsylvania 19341
Attention: General Counsel
Fax No.: (610) 458-7380

Schedule 1.8

Equipment

Description	Lilly ID Number
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.14

Manufacturing Responsibilities Document

Eli Lilly and Company /ViroPharma

Manufacturing Responsibilities Document

1.0 Introduction

This Manufacturing Responsibility Document (“MRD”) describes process and requirements relating to the manufacture and supply of Product by Eli Lilly and Company (“Lilly”) to ViroPharma. Capitalized terms used in this MRD and not otherwise defined have the meanings given to them in the Manufacturing Agreement. In case of conflict between the provisions of this MRD, on the one hand, and the Manufacturing Agreement, Assignment Agreement or the Quality Agreement, on the other hand, the provisions of the Assignment Agreement, Manufacturing Agreement or Quality Agreement, as applicable, will prevail.

2.0 Administration

One Lilly employee and one ViroPharma employee will coordinate revisions to this MRD. These representatives will be responsible for alerting any affected persons within their respective companies of the changes and for coordinating any required implementation. Each revision will be documented with a revision number and a reason for revision and signed by the designated representatives. Lilly will maintain the master copy of the signed revision. A copy of the revised MRD will be sent to ViroPharma. The designated representatives are:

Lilly:            Rick Shafer – IndyDry Alliance Business Project Manager

ViroPharma: Josh Tarnoff – VP Commercial Operations

These contacts from Lilly and ViroPharma will be the primary contacts for any questions or requests that either Party might have with respect to this MRD. Either Party may change its designated representative by giving written notice to the other.

The Supply Team (as defined in Section 10.1 of the Manufacturing Agreement) will review this document and all attachments at least annually.

3.0 Forecasts

ViroPharma will provide Forecasts to Lilly according to the terms and conditions contained in Section 4.4 of the Manufacturing Agreement. At a minimum, on or before [***], ViroPharma will provide to Lilly a Forecast for the remainder of the term of the Manufacturing Agreement. ViroPharma to will mail the Forecast to:

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

At the time the Forecast is mailed, a copy will be faxed or e-mailed by ViroPharma to:

[***]

If Lilly does not receive a Forecast from ViroPharma prior to [***], Lilly will make a reasonable and customary attempt to contact the respective ViroPharma contact person. If for any reason this attempt fails to produce a new forecast Lilly will use the information provided in the prior [***] Forecast as the next Forecast, matching forecast quantities and months as detailed in the prior Forecast.

4.0	Purchase Orders

Product will be purchased by written purchase orders as described in Section 4.5 of the Manufacturing Agreement. Product must be ordered in full manufactured lot quantities as defined in Schedule 4.5 A of the Manufacturing Agreement. Purchase orders must be submitted to Lilly at least [***] prior to the due date specified in each purchase order. If a purchase order is received with less than the required [***] lead time, Lilly will have no obligation to meet the due date specified in the purchase order. Lilly will attempt, but will not be obligated, to accommodate changes in delivery dates or purchase orders with less than the [***] lead time.

Each purchase order must contain the following information:

•	Purchase Order Number

•	Purchase Order Date

•	Product Part Number

•	Product Description

•	Quantity

•	Price

•	Customer Due Date

•	Shipping Address

•	Freight Terms

•	Billing Address

Purchase orders for Product supplied by Lilly will be mailed to:

[***]

At the time the purchase order is mailed, a copy will be faxed or e-mailed to:

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.0 Finished Goods Shipments

Shipment of Product will be to [***] distribution center designated by ViroPharma. ViroPharma will select the carrier to be used. ViroPharma will be financially responsible for the shipment of Product. Product will be shipped ex works Lilly’s loading dock. Product must be shipped in a temperature-controlled truck. (Refer to Section 4.7 of the Manufacturing Agreement.)

ViroPharma will inform Lilly a minimum of three (3) business days in advance of their intent to pick up a shipment, to allow sufficient time to pick and prepare the order for shipment. ViroPharma’s designated carrier must pick up each finished lot of Product within fifteen (15) business days of either its purchase order due date or the date the lot becomes available for shipment, whichever is later.

Lilly will provide a Certificate of Analysis (“COA”) for each approved lot of Product shipped to ViroPharma. Lilly will fax the COA to ViroPharma no later than two (2) days after ViroPharma’s receipt of Product.

The COA will be faxed to:

[***]

6.0 Invoices

Upon shipment of Product, Lilly will invoice ViroPharma in accordance with the provisions of the Manufacturing Agreement. Invoices will reference ViroPharma Purchase Order, quantity, description, and price.

Invoices will be mailed to:

[***]

7.0 Packaging and Labeling Revisions

ViroPharma will communicate any proposed changes in package design or labeling revisions in writing to the IndyDry Alliance Business Project Manager. Lilly will evaluate the proposed change and inform ViroPharma of the cost and implementation timing for the proposed change, following the process described in Sections 3.2 and 5.1 of the Manufacturing Agreement.

Lilly will assign a unique item number for each packaging component. ViroPharma will supply electronic graphics files to Lilly for the creation of printed package components as described in Section 5.1 of the Manufacturing Agreement. Bar codes, part numbers, imprint locations and other packaging production requirements will be assigned by Lilly

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and contained in the printed material specification. Lead times for the revision or creation of new printed packaging materials will be no longer than [***] from Lilly’s receipt of ViroPharma signed approval of printed material proofs.

All costs associated with implementing changes in package design and revisions to labeling will be borne by ViroPharma. After a change has been implemented, Lilly will invoice ViroPharma for the costs associated with the change including, but not limited to, the commercially reasonable costs of packaging material rendered obsolete by such change.

Decisions regarding the timing of the implementation of printed material revisions will be the responsibility of ViroPharma. Lilly will not print without ViroPharma’s approval of proofs. If Lilly or the printer makes a mistake in the proof but ViroPharma does not correct it on the proof copy that ViroPharma approves, ViroPharma will be responsible for losses due to incorrect text in such proofs approved by ViroPharma. Lilly will be responsible for losses due to printer or manufacturing error. Lilly will maintain labeling historical files.

Minor and non-material changes to secondary packaging may be implemented without ViroPharma’s review or approval if the change is considered to be functionally equivalent (i.e., minor modifications to a corrugated case which do not change case count or case dimensions, shrink wrap material changes, tape changes).

8.0 Product Returns

Product may be returned to a Party from a lot for which the other Party has responsibility under Section 6.13 (c) of the Assignment Agreement. In that case, the Party receiving the return will notify the other Party within ten (10) business days of the return, providing the name of the customer, the name of the returned Product, lot number, quantity, reason for return and estimated destruction costs. At the other Party’s cost, the Party receiving the returned Product will destroy the Product and document such destruction. The paying party will have XX days to complete payment to the other party. Access to destruction documentation related to returned Product will be made available during normal business hours upon reasonable advance written request.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT 1

CONTACT LIST

Function	Individual	Phone	Fax / E-mail	Address
ELI LILLY & COMPANY
Marketing
Contract and relationship management	[***]	[***]	[***]	[***]
Manufacturing
Product supply and project management	[***]	[***]	[***]	[***]
Customer Service
Forecast and purchase order receipt, coordination of product shipment	[***]	[***]	[***]	[***]
VIROPHARMA
Relationship Manager
	[***]	[***]	[***]	[***]
Purchasing
	[***]	[***]	[***]	[***]
Accounts Payable
	[***]	[***]	[***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.18

Specifications

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.21

Third Party Supply Chain

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 2.1

Inventory

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 2.2

Price List and Presentations for Marketed Products

	Until [***]	[***]
250 mg vancomycin hydrochloride capsules – 20 count blister package	[***]	[***]
125 mg vancomycin hydrochloride capsules – 20 count blister package	[***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 3.2(d)

Modifications

Lilly is currently preparing a submission to the FDA for approval to [***] for Marketed Product [***].

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 4.4

Initial Forecast

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 4.5

Lot Sizes

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 7.5

Brokerage

Engagement letter between ViroPharma, Incorporated and Piper Jaffray & Co. dated March 30, 2004.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.